Exhibit 99.1

Inhibikase Therapeutics Announces 2024 Financial Results and Highlights Recent Activity

— New Leadership and Focus on Advancement of IkT-001 into a Late-Stage Clinical Trial Program in Pulmonary Arterial Hypertension —

March 27, 2025 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company innovating small molecule kinase inhibitor therapeutics to treat pulmonary arterial hypertension (“PAH”), today reported financial results for the year ended December 31, 2024 and highlighted recent developments.

“The financing concluded in October positioned us to focus our clinical development efforts on advancing IkT-001 toward a late-stage clinical trial in PAH,” said Mark Iwicki, Chief Executive Officer of Inhibikase. “To drive the Company toward its next phase of growth, we subsequently added depth to our management team with the additions of Chris Cabell and John Adams, two accomplished scientific leaders with established track records in the PAH space. Additionally, we expect Chris and John will enable us to accelerate the build out of our team as we make preparations to execute on the IkT-001 Phase 2b clinical trial in PAH. We enter 2025 well positioned to aggressively advanced our IkT-001 development plan.”

Recent Developments:

•

Closed a private placement with gross proceeds of approximately $110 million in October 2024 in support of advancing IkT-001 into a late-stage clinical trial in PAH. If the warrants issued in such offering are exercised for cash, the aggregate total gross proceeds from the financing may be up to $275 million.

•

Announced the appointments of Mark Iwicki as Chief Executive Officer, Chris Cabell, M.D., MHS, FACC, as President and Head of Research & Development, and John Adams, Ph.D., as Chief Scientific Officer.

•	Added highly accomplished leaders in biopharmaceutical development to the Board of Directors of the Company (the “Board”):

•	Amit Munshi, Chief Executive Officer of Orna Therapeutics and former CEO of Arena Pharmaceuticals; Mr. Munshi has been appointed as the independent Chair of the Board.

•	Vince Aurentz, former Executive Vice President and Chief Business Officer at Arena Pharmaceuticals and former member of the Board at Longboard Pharmaceuticals, Inc.

•	Roberto Bellini, Managing Partner of BSQUARED Capital and former Chief Executive Officer of BELLUS Health Inc.

•	David Canner, Partner at Soleus Capital.

•	Mark Iwicki, Chair of the Board of Akero Therapeutics.

•	Arvind Kush, Chief Financial Officer and Chief Business Officer of Candid Therapeutics and former CFO of RayzeBio.

•	Advancement of IkT-001 as a therapy in Pulmonary Arterial Hypertension:

•	The Company received its Study May Proceed letter for the Phase 2b trial in September 2024.

•	The active ingredient in IkT-001, imatinib, has previously been shown to be disease-modifying for PAH.

2024 Financial Results

Net Loss: Net loss for the year ended December 31, 2024, was $27.5 million, or $1.16 per share, compared to a net loss of $19.1 million, or $3.16 per share in the year ended December 31, 2023.

R&D Expenses: Research and development expenses were $17.2 million for the year ended December 31, 2024 compared to $13.6 million in the year ended December 31, 2023.

SG&A Expenses: Selling, general and administrative expenses for the year ended December 31, 2024 were $11.4 million compared to $6.7 million for the year ended December 31, 2023.

Cash Position: Cash, cash equivalents and marketable securities were $97.5 million as of December 31, 2024.

Grant of Inducement Awards Under Nasdaq Listing Rule 5635(c)(4)

The Board approved the grant of non-statutory stock options to each of Mr. Adams and Mr. Cabell to purchase an aggregate of 2,250,000 and 2,810,000 shares of common stock, respectively, as an inducement material to the employees’ acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The options have an exercise price of $2.97 per share, which is equal to the closing price of the Company’s common stock on February 21, 2025, the effective date of grant. The options have a ten year term, vesting annually over three years, commencing on the one-year anniversary of the employee’s date of hire. The options are subject to the employee’s continued service with the Company on each such vesting date and the terms and conditions of an award agreement.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing Abelson Tyrosine Kinase inhibitor therapeutics for Cardiopulmonary disease. Inhibikase’s cardiopulmonary disease portfolio is led by IkT-001, a prodrug of imatinib mesylate, for PAH. Inhibikase is headquartered in Atlanta, Georgia with offices in Lexington, Massachusetts.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use X, Facebook, LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the initiation of the Company’s Phase 2b trial of IkT-001 in PAH, the Company’s future activities, or future events or conditions; and expectations regarding the anticipated contribution of Dr. Cabell and Dr. Adams to our operations and progress. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to commence and execute a Phase 2b ‘702’ trial to evaluate IkT-001 as a treatment for PAH, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Investor Relations:

Michael Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

—tables to follow—

Inhibikase Therapeutics, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$56,490,579	$9,165,179
Marketable securities	41,052,949	4,086,873
Prepaid research and development	81,308	219,817
Prepaid expenses and other current assets	826,473	739,179

Total current assets	98,451,309	14,211,048
Equipment and improvements, net	47,100	73,372
Right-of-use asset	101,437	222,227

Total assets	$98,599,846	$14,506,647

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$943,019	$646,767
Lease obligation, current	110,517	150,095
Accrued expenses and other current liabilities	2,680,030	2,259,955
Insurance premium financing payable	—	381,784

Total current liabilities	3,733,566	3,438,601
Lease obligation, net of current portion	—	90,124

Total liabilities	3,733,566	3,528,725

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 69,362,439 and 6,186,280 shares issued and outstanding at December 31, 2024 and December 31, 2023	69,362	6,186
Additional paid-in capital	189,254,777	77,871,584
Accumulated other comprehensive (loss) income	(37,248)	877
Accumulated deficit	(94,420,611)	(66,900,725)

Total stockholders’ equity	94,866,280	10,977,922

Total liabilities and stockholders’ equity	$98,599,846	$14,506,647

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Year ended December 31,
	2024	2023
Revenue:
Grant revenue	$—	$260,501

Total revenue	—	260,501

Costs and expenses:
Research and development	17,210,548	13,618,348
Selling, general and administrative	11,378,520	6,731,945

Total costs and expenses	28,589,068	20,350,293

Loss from operations	(28,589,068)	(20,089,792)
Interest income	1,069,182	1,060,909

Net loss	(27,519,886)	(19,028,883)
Other comprehensive loss, net of tax
Unrealized loss on marketable securities	(38,125)	(103,841)

Comprehensive loss	$(27,558,011)	$(19,132,724)

Net loss per share – basic and diluted	$(1.16)	$(3.16)

Weighted-average number of common shares – basic and diluted	23,712,220	6,028,210